                                                                  Exhibit (b)(2)


                                  AMENDMENT TO
                                     BY-LAWS
                                       OF
             EATON VANCE INSURED PENNSYLVANIA MUNICIPAL BOND FUND I

                                October 14, 2002

Pursuant to ARTICLE XIII of the BY-LAWS of Eaton Vance Insured Pennsylvania Municipal Bond Fund I (the "Trust"), upon the unanimous written consent of the Trustees of the Trust, the BY-LAWS of the Trust are amended to reflect the change of name of the Trust to Eaton Vance Insured Pennsylvania Municipal Bond Fund.


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